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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF THACHER PROFFITT & WOOD]



                                        November 5, 1996


New Hampshire Thrift Bancshares, Inc.
The Carriage House
P.O. Box 37
New London, New Hampshire 03257


Ladies and Gentlemen:

        We have acted as special counsel for New Hampshire Thrift Bancshares, Inc., a Delaware corporation ("NHTB"), in connection with the issuance of and registration under the Securities Act of 1933, as amended, by NHTB of, an aggregate of 364,210 shares of NHTB common stock, par value $.01 per share (the "Merger Shares"), into which certain shares of common stock of Landmark Bank ("Landmark"), par value $1.00 per share, will be converted in accordance with the terms of the Agreement and Plan of Reorganization (the "Plan of Reorganization"), dated as of July 26, 1996, by and among NHTB, its wholly-owned subsidiary Lake Sunapee Bank, fsb (the "Bank"), and Landmark, and the Agreement and Plan of Merger (the "Merger Agreement," together with the Plan of Reorganization, the "Agreements"), dated as of July 26, 1996, by and between the Bank and Landmark, and joined in by NHTB, and the related preparation and filing by NHTB with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement"). In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the representations of NHTB, the Bank and Landmark contained in the Agreements and the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of NHTB, the Bank or Landmark or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than NHTB and the Bank, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due
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authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

        Based on the foregoing, we are of the opinion that, upon effectiveness of the Registration Statement and the approval of the issuance of the Merger Shares by the NHTB shareholders, the issuance of the Merger Shares in accordance with the terms of the Agreements will have been duly authorized and, when the Merger Shares are issued in accordance with the terms of the Agreements and the Registration Statement, the Merger Shares will be validly issued, fully paid and non-assessable.

        In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

        This opinion is given solely for the benefit of NHTB and Landmark and the shareholders of Landmark who exchange shares of Landmark common stock for the Merger Shares pursuant to the Registration Statement, and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the headings "THE MERGER -- Background of the Merger" and "Legal Matters" in the Joint Proxy Statement - Prospectus which is part of such Registration Statement.

                                Very truly yours,

                                THACHER PROFFITT & WOOD


                                By /s/ Richard A. Schaberg
                                   Richard A. Schaberg